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                                                                    EXHIBIT 21.1

                    SUBSIDIARIES OF CITYSCAPE FINANCIAL CORP.
                                DECEMBER 31, 1998

The following is a list of the Company's subsidiaries which are all owned 100% by Cityscape Financial Corp. who is the ultimate or immediate parent:

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NAME OF SUBSIDIARY                                                                  INCORPORATED IN
------------------                                                                  ---------------
A.     Cityscape Corp.                                                                  New York

         1.       Cityscape Funding Corporation                                         Delaware

         2.       Cityscape Funding Corporation II                                      Delaware

         3.       Cityscape Funding Corporation III                                     Delaware

         4.       Cityscape Funding Corporation IV                                      Delaware

         5.       Cityscape Funding Corporation V                                       Delaware

         6.       City Mortgage Corporation Limited                                     United Kingdom

                        a. City Mortgage Servicing Limited                              United Kingdom

                        b. City Mortgage Financial Services Limited                     United Kingdom

                        c. J&J Securities Limited                                       United Kingdom

                        d. City Mortgage Collateral Reserve No. 1 Limited               United Kingdom

                        e. Greyfriars Group Limited                                     United Kingdom

                           I.       Greyfriars Financial Services Limited               United Kingdom

                                    i.      Assured Funding Corporation Limited         United Kingdom

                                    ii.     Cityscape (UK) Limited                      United Kingdom

                                    iii.    Midland Continuation Limited                United Kingdom

                                    iv.     Home and Family Finance Limited             United Kingdom

                                    v.      Home Funding Corporation Limited            United Kingdom

                                    vi.     Home Mortgage Corporation Limited           United Kingdom

                                    vii.    Home Mortgages Limited                      United Kingdom

                                    viii.   Homestead Finance Limited                   United Kingdom

                                    ix.     Homeowners Capital Plan Limited             United Kingdom

                                    x.      Mortgage Management Limited                 United Kingdom

                                    xi.     Secured Funding Limited                     United Kingdom
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